UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2020

RA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37926	26-2908274
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

87 Cambridgepark Drive
Cambridge, MA		02140
(Address of principal executive offices)		(Zip Code)

(617) 401-4060

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RARX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously reported, Ra Pharmaceuticals, Inc., a Delaware corporation (the “Company”), UCB S.A., a société anonyme formed under the laws of Belgium (“UCB”), and Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UCB (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of October 9, 2019 providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of UCB. In connection with the Merger, on October 23, 2019, the Company and UCB filed the notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”). UCB voluntarily withdrew its October 23, 2019 notification and report form effective November 22, 2019 and re-filed such form on November 26, 2019. UCB voluntarily withdrew its November 26, 2019 notification and report form, and the Company voluntarily withdrew its October 23, 2019 notification and report form, in each case, effective December 18, 2019.

Following discussions with the FTC, UCB and the Company re-filed their notification and report forms with the FTC and the DOJ on February 28, 2020. This re-filing restarts the 30 calendar day waiting period applicable to the Merger under the HSR Act. Accordingly, this waiting period will expire at 11:59 p.m., New York City time, on March 30, 2020 unless (i) the period is shortened and the transaction receives “early termination,” (ii) the period is lengthened by a subsequent withdrawal and re-refiling of UCB’s notification and report form, or (iii) the period is lengthened by a reviewing agency that issues a request for additional information and documentary material.

The Company expects that the Merger will be consummated shortly after the expiration or earlier termination of the current 30-day waiting period applicable to the Merger under the HSR Act, assuming satisfaction or waiver of all of the other conditions to the Merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Merger and the ability to consummate the Merger. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions and comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) conditions to the closing of the Merger may not be satisfied and required regulatory approvals may be delayed or not be obtained; (ii) the Merger may involve unexpected costs, liabilities or delays; (iii) the business of the Company may suffer as a result of uncertainty surrounding the Merger; (iv) the outcome of any legal proceedings related to the Merger; (v) the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and (vii) other risks to the consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. If the Merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA PHARMACEUTICALS, INC.

Date: February 28, 2020	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer